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                                                                    EXHIBIT 10.5

                                                                  EXECUTION COPY

                             STOCKHOLDERS AGREEMENT
                                       OF
                        SUNSHINE ACQUISITION CORPORATION

          This Stockholders Agreement ("Agreement") is entered into as of this 23rd day of November, 2005, by and among Sunshine Acquisition Corporation, a Delaware corporation (the "Company"), Carlyle Partners IV, L.P., a Delaware limited partnership ("CP IV"), CP IV Coinvestment, L.P., a Delaware limited partnership ("Coinvestment", and, together with CP IV, the "Initial Carlyle Stockholders"), William C. Stone, an individual ("Executive"), and the other executive employees that hold shares of Common Stock (as defined herein) or Vested Options (as defined below) that become a party hereto from time to time by executing a supplemental signature page hereto in the form attached as Exhibit A hereto (each such holder individually, an "Other Executive Stockholder," and collectively, the "Other Executive Stockholders"). Certain capitalized terms used herein without definition have the meanings ascribed to them in Section 10 hereof.

                                    RECITALS:

          Reference is made to that certain Contribution and Subscription Agreement, dated as of July 28, 2005, by and between the Company and Executive (the "Contribution Agreement");

          WHEREAS, as a condition to consummating the transactions contemplated by the Contribution Agreement, the Company, the Initial Carlyle Stockholders and Executive are executing this Agreement;

          WHEREAS, (i) certain Executive Stockholders (a) hold shares of common stock, par value $0.01 per share, of the Company ("Common Stock") and/or (b) have been or may hereafter be issued shares of Common Stock pursuant to the exercise by such Executive Stockholders of vested options to purchase Common Stock ("Vested Options"), which such options (i) were issued in exchange for options to purchase common stock of SS&C Technologies, Inc., a Delaware corporation ("SS&C"), pursuant to the Agreement and Plan of Merger, dated as of July 28, 2005, as amended August 25, 2005, by and among the Company, Sunshine Merger Corporation, a Delaware corporation and a wholly owned subsidiary of the Company, and SS&C (the "Assumed Options") or (ii) may hereafter be issued pursuant to any stock option plans or other employee benefit plans, in either case, now in effect or hereafter adopted by the board of directors of the Company (the "Board", and each director, a "Director") or pursuant to other arrangements approved by the Board; and (ii) the Initial Carlyle Stockholders hold shares of Common Stock (the shares of Common Stock issued or that are hereafter issued to the Stockholders being collectively referred to as the "Shares" and, together with the Vested Options, and any other vested rights issued by the Company to the Stockholders to acquire Common Stock, the "Equity Securities"); and

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          WHEREAS, the Parties hereto desire to promote the interests of the
Company and the mutual interests of the Stockholders by establishing herein certain terms and conditions upon which the Equity Securities will be held, including provisions restricting the transfer of such, and providing for other matters.

                                   AGREEMENT:

          NOW, THEREFORE, in consideration of the foregoing and the mutual agreements set forth herein, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the Parties hereto, intending to be legally bound, hereby agree as follows:

          Section 1. Restrictions on Transfer.

          Except for (i) Transfers effected by Transferring Stockholders exercising Bring-Along Rights pursuant to Section 2 or any Transfer effected in connection with a Company Sale pursuant to Section 2; (ii) Transfers effected by Selling Stockholders pursuant to the exercise of Bring-Along Rights pursuant to
Section 2 by another Stockholder; (iii) Transfers effected by Stockholders pursuant to the exercise of Tag-Along Rights pursuant to Section 3; (iv) Transfers effected pursuant to the Registration Rights Agreement, dated as of the date hereof, by and among the Initial Carlyle Stockholders, Executive and the Other Executive Stockholders; and (v) any Permitted Transfer, no Stockholder shall Transfer any Equity Securities without the prior written approval of a majority of the members of the Board, which such majority shall include an Executive Designee. Each Stockholder further agrees that, in connection with any Permitted Transfer or any Transfer approved by the Board, such Stockholder shall, if requested by the Company, deliver to the Company an opinion of counsel, in form and substance reasonably satisfactory to the Company and counsel for the Company, to the effect that such Transfer is not in violation of this Agreement, the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the "Securities Act"), or the securities laws of any state. Any purported Transfer in violation of the provisions of this
Section 1 shall be null and void and shall have no force or effect. It shall be a condition to any Permitted Transfer or any Transfer approved by the Board (other than any Transfer pursuant to Rule 144 promulgated under the Securities Act approved by the Board) that the transferee shall (i) agree to become a party to this Agreement as a Carlyle Stockholder (if such Transfer is effected by a Carlyle Stockholder) or as an Executive Stockholder (if such transfer is effected by an Executive Stockholder), as the case may be, and (ii) execute a signature page in the form attached as Exhibit A hereto acknowledging that such transferee agrees to be bound by the terms hereof.

          Section 2. Bring-Along Rights.

          (a) If, on or after the earlier of (i) the second anniversary of the date hereof and (ii) the date that Executive ceases to be Chief Executive Officer of the Company (the earlier of the date referred to in the preceding clauses (i) and (ii) being referred to as the "Bring-Along Date"), one or more Stockholders, in one transaction or a series of related transactions, proposes to Transfer fifty percent (50%) or more of the Shares then collectively held by all Stockholders

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to one or more Persons other than Permitted Transferees (each such Person, a
"Third Party Purchaser"), then such Stockholder(s) (the "Transferring Stockholder(s)") shall have the right (a "Bring-Along Right"), but not the obligation (subject to Section 3 hereof), to require each other Stockholder (each, a "Selling Stockholder") to tender for purchase to the Third Party Purchaser(s), on the same terms and conditions as apply to the Transferring Stockholder(s) (provided, however, that (i) in the event that the Transferring Stockholder(s) are granted the right to appoint only one director of any Person in connection with such Transfer, the Transferring Stockholders shall be entitled to designate such member of the board of directors of such Person and
(ii) in the event that any portion of the consideration payable in connection with such Transfer is in a form other than cash and Executive refuses to accept such non-cash consideration pursuant to Section 2(h), at the election of the Transferring Stockholders, the consideration payable to Executive in connection with such Transfer may consist solely of cash in an amount per share equal to the fair market value (determined based on the manner in which the value of the non-cash consideration was determined in connection with such transaction) of the per share consideration received by the Transferring Stockholders), a number of Equity Securities (including any options that vest as a result of the consummation of such Transfer to such Third Party Purchaser(s)) that, in the aggregate, equal the number derived by multiplying (A) the total number of Equity Securities owned by such Selling Stockholder (including any options that vest as a result of the consummation of such Transfer to such Third Party Purchaser(s)); by (B) a fraction, the numerator of which is the total number of shares of Common Stock to be sold by such Transferring Stockholder(s) in connection with such transaction or series of related transactions, and the denominator of which is the total number of the then-outstanding shares of Common Stock collectively held by the Transferring Stockholder(s). For purposes of this Section 2 and Section 3 hereof, the phrase "number of Equity Securities" held by any Person or group of Persons shall mean the number of Shares held by such Person or group of Persons plus the number of shares of Common Stock issuable upon exercise of Vested Options held by such Person or group of Persons.

          (b) If any Transferring Stockholder elects to exercise its Bring-Along Right under this Section 2 with respect to the Equity Securities held by any Selling Stockholder, then it shall so notify such Selling Stockholder in writing (a "Bring-Along Notice"). Each Bring-Along Notice shall set forth: (i) the name of the Third Party Purchaser(s) and the number of shares of Common Stock proposed to be sold by the Transferring Stockholder(s) to such Third Party Purchaser(s); (ii) the proposed amount and form of consideration and material terms and conditions of payment offered by the Third Party Purchaser(s) and a summary of any other material terms pertaining to the Transfer ("Third Party Terms"); and (iii) the number of Equity Securities that such Selling Stockholder shall be required to sell in such Transfer (as determined in accordance with Section 2(a) above). The Bring-Along Notice shall be given at least fifteen (15) days before the closing of the proposed Transfer.

          (c) Upon the giving of a Bring-Along Notice, such Selling Stockholder shall be obligated to sell such number of Equity Securities as is set forth in the Bring-Along Notice on the Third Party Terms.

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          (d) At the closing of the Transfer to any Third Party Purchaser(s)
pursuant to this Section 2, the Third Party Purchaser(s) shall remit to such Selling Stockholder (i) the consideration for the total sales price of the Equity Securities held by such Selling Stockholder sold pursuant hereto, minus
(ii) such Selling Stockholder's pro rata portion of the consideration to be escrowed or otherwise held back, if any, in accordance with the Third Party Terms, minus (iii) the aggregate exercise price of any Vested Options being Transferred by such Selling Stockholder to such Third Party Purchaser(s), against delivery by such Selling Stockholder of (i) certificates for such Shares, duly endorsed for Transfer or with duly executed stock powers reasonably acceptable to the Company, and/or (ii) an instrument evidencing the Transfer or the cancellation of the Vested Options subject to the Bring-Along Right reasonably acceptable to the Company, and the compliance by such Selling Stockholder with any other conditions to closing generally applicable to the Transferring Stockholder(s) and all other holders of Common Stock selling shares in such transaction, and which transaction will not subject Executive to any liability other than (i) Executive's pro rata share of any liability to which the holders of Equity Securities are subject in connection with such liability and (ii) liabilities in respect of any representation, warranty or indemnity with respect to the title and ownership of the Equity Securities being sold by Executive. In the event that the proposed Transfer of the Common Stock to such Third Party Purchaser is not consummated, the Bring Along Right shall continue to be applicable to any proposed subsequent Transfer of the Common Stock by any Stockholder(s) pursuant to this Section 2.

          (e) In the event that (i) any Transferring Stockholder exercises its rights pursuant to this Section 2, or (ii) subsequent to the Bring-Along Date, a Company Sale is approved by the Board and the holders of fifty percent (50%) or more of the then-outstanding Shares, each Stockholder shall consent to and raise no objections against such transaction, and if any such transaction is structured as a sale of stock, each Stockholder shall take all actions that the Board and/or the Transferring Stockholder(s) reasonably deem necessary or desirable in connection with the consummation of such transaction. Without limiting the generality of the foregoing, each Stockholder agrees that it (i) shall consent to and raise no objections against such transaction; (ii) shall execute any Common Stock purchase agreement, merger agreement or other agreement entered into with the purchaser with respect to such transaction setting forth the Third Party Terms and any ancillary agreement with respect thereto; (iii) shall vote the Common Stock held by such Stockholder in favor of such transaction (including executing a written consent of stockholders approving such transaction); and (iv) shall refrain from the exercise of dissenters' appraisal rights with respect to such transaction.

          (f) If the Company or the holders of the Company's securities enter into any negotiation or transaction for which Rule 506 (or any similar rule then in effect) promulgated under the Securities Act, may be available with respect to such negotiation or transaction (including a merger, consolidation, or other reorganization), each Stockholder shall, if requested by the Company, appoint a purchaser representative (as such term is defined in Rule 501 of the Securities
Act) reasonably acceptable to the Company. If such purchaser representative was designated by the Company, the Company shall pay the fees of such purchaser representative,

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but if any Stockholder appoints another purchaser representative, such
Stockholder shall be responsible for the fees of the purchaser representative so appointed.

          (g) Each Stockholder shall bear its pro rata share of the costs of any Company Sale or other transaction (pursuant to this Agreement or otherwise) in which it sells Equity Securities to the extent such costs are incurred for the benefit of all holders of Equity Securities and are not otherwise paid by the Company or the acquiring party.

          (h) Notwithstanding the foregoing, Executive shall not be required to Transfer Equity Securities pursuant to this Section 2 unless (i) 90% of the consideration received or to be received by Executive in connection with such Transfer is in the form of cash (it being understood that cash consideration, if any, held back or held in escrow to secure payment of indemnification or other obligations shall not be considered non-cash consideration) or (ii) 100% of the consideration received or to be received by Executive in connection with such Transfer is in the form of cash and/or Publicly Traded Stock (it being understood that cash consideration or Publicly Traded Stock, if any, held back or held in escrow to secure payment of indemnification or other obligations shall not be considered non-cash consideration or consideration other than Publicly Traded Stock, as applicable); provided that the shares of Publicly Traded Stock received by Executive in connection with such Transfer (i) do not represent more than 1% of the outstanding shares of capital stock of the issuer of such Publicly Traded Stock; (ii) are not subject to contractual restrictions on transfer; and (iii) have been registered under the Securities Act or are contractually required to be registered under the Securities Act within ninety
(90) days of Executive's receipt thereof or are freely saleable to the public without registration under the Securities Act pursuant to Rule 144 or Rule 145 promulgated under the Securities Act or otherwise within 90 days of receipt of such shares by Executive.

          Section 3. Tag-Along Right.

          (a) In the event that any Stockholder(s) ( "Initiating Stockholder(s)") propose, in accordance with the terms of this Agreement, to Transfer capital stock of the company to a Third Party Purchaser, then each other Stockholder shall have the right (the "Tag-Along Right") to request that the proposed Third Party Purchaser purchase from such Stockholder (each a "Tagging Stockholder") up to the number of whole Equity Securities equal to the number derived by multiplying (x) the total number of shares of Common Stock that the proposed Third Party Purchaser has agreed or committed to purchase plus the total number of shares of Common Stock that are issuable upon conversion, exercise or exchange of Vested Options or Convertible Securities that the proposed Third Party Purchaser has agreed or committed to purchase, by (y) a fraction, the numerator of which is the total number of Equity Securities (including any options that vest as a result of the consummation of such Transfer to such Third Party Purchaser but excluding (i) shares issuable upon the exercise of unvested options and (ii) any Vested Options that have an exercise price per share of Common Stock greater than the price per share of Common Stock to be paid by the Third Party Purchaser) owned by such Tagging Stockholder, and the denominator of which is the aggregate number of shares of Common Stock collectively owned by the Initiating Stockholders and their Affiliates, the Tagging Stockholder and all other holders of Common Stock plus the aggregate number of shares of Common Stock issuable upon

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conversion, exercise or exchange of Vested Options and Convertible Securities
(excluding (i) shares issuable upon the exercise of unvested options and (ii) any Vested Options or other Convertible Securities that have an exercise or conversion price per share of Common Stock greater than the price per shares of Common Stock to be paid by the Third Party Purchaser) owned by all Initiating Stockholder(s) and their Affiliates, the Tagging Stockholder and all other holders of Common Stock, Vested Options, or other Convertible Securities. Any Equity Securities purchased from the Tagging Stockholders pursuant to this
Section 3(a) shall be purchased at the same price per share of Common Stock (less, in the case of a Vested Option, the exercise price thereof) and upon the same terms and conditions as such proposed Transfer by the Initiating Stockholder(s) (provided, however, that in the event that the Initiating Stockholder(s) are granted the right to appoint only one director of any Person in connection with such Transfer, the Initiating Stockholder(s) shall be entitled to designate such member of the board of directors of such Person).

          (b) The Initiating Stockholder(s) shall notify each other Stockholder in writing in the event such Initiating Stockholder(s) propose to make a Transfer or series of Transfers giving rise to the Tag-Along Right at least fifteen (15) business days prior to the date on which such Initiating Stockholder(s) expect to consummate such Transfer (the "Sale Notice") which notice shall specify the number of shares of Common Stock which the Third Party Purchaser intends to purchase in such Transfer. The Tag-Along Right may be exercised by any Stockholder by delivery of a written notice to the Initiating Stockholder(s) proposing to sell securities of the Company (the "Tag-Along Notice") within ten (10) business days following receipt of the Sale Notice from such Initiating Stockholder(s). The Tag-Along Notice shall state the number of Equity Securities that the Tagging Stockholder proposes to include in such Transfer to the proposed Third Party Purchaser (not to exceed the number as determined above). In the event that the proposed Third Party Purchaser does not purchase the specified number of Equity Securities from the Tagging Stockholders at the same price per share of Common Stock (less, in the case of a Vested Option, the exercise price thereof) and on the same terms and conditions as such proposed Transfer by the Initiating Stockholders (provided, however, that in the event that the Initiating Stockholder(s) are granted the right to appoint only one director of any Person in connection with such Transfer, the Initiating Stockholder(s) shall be entitled to designate such member of the board of directors of such Person), then the Initiating Stockholders shall not be permitted to sell any shares of Common Stock to the proposed Third Party Purchaser unless such Initiating Stockholder(s) purchase from the Tagging Stockholder such specified number of Equity Securities on the same terms and conditions as specified in such Sale Notice.

          (c) At the closing of the Transfer to any Third Party Purchaser pursuant to this Section 3, the Third Party Purchaser shall remit to each Tagging Stockholder exercising his rights under this Section 3 (x) the consideration for the total sales price of the Equity Securities (calculated in the manner set forth above) held by such Tagging Stockholder sold pursuant hereto, minus (y) the aggregate exercise price of any Vested Options being Transferred by such Tagging Stockholder to such Third Party Purchaser(s), minus
(z) such Tagging Stockholder's pro rata portion of any such consideration to be escrowed or otherwise held back, if any, in accordance with the Third Party Terms, against delivery by such Tagging Stockholder of

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certificates for such Shares subject to the Tag Along Right, duly endorsed for
Transfer or with duly executed stock powers reasonably acceptable to the Company, and/or an instrument evidencing the Transfer or the cancellation of the Vested Options being sold reasonably acceptable to the Company, and the compliance by such Tagging Stockholder with any other conditions to closing generally applicable to the Initiating Stockholder(s) and all other holders of Common Stock, Vested Options or Convertible Securities selling securities in such transaction.

          Section 4. Preemptive Rights.

          (a) The Company hereby grants to each Stockholder the right to purchase, in accordance with the procedures set forth in this Section 4, such Stockholder's pro rata portion of any New Securities (as defined below) which the Company may propose to sell and issue. A Stockholder's pro rata portion, for purposes of this Section 4, is the ratio of (i) the number of Shares (other than shares issued or issuable upon the exercise of Vested Options or Convertible Securities) held by such Stockholder immediately prior to any proposed issuance and sale to (ii) the aggregate number of shares of Common Stock issued and outstanding immediately prior to such proposed issuance and sale (other than shares issued or issuable upon the exercise of Vested Options or Convertible Securities). As used herein, "New Securities" shall mean shares of Common Stock or other equity securities of the Company, whether now or hereinafter authorized, any rights, options or warrants to purchase shares of Common Stock and any securities of any kind whatsoever that are, or may become, convertible into or exchangeable for such shares of Common Stock or other equity securities of the Company; provided, however, that the preemptive right provided by this
Section 4 shall apply to the issuance of the right, warrant, option or convertible or exchangeable security and not to the issuance of shares of Common Stock or other securities issuable upon conversion, exchange or exercise thereof; and provided, further, that the term "New Securities" shall not include the issuance of shares of Common Stock or other securities (i) pursuant to the acquisition of another Person by the company, whether by purchase of stock, merger, consolidation, purchase of all or substantially all of the assets of such Person or otherwise, including issuances to management of such Person in connection therewith, (ii) in exchange for debt securities of the Company, (iii) in connection with a debt financing or issuance of debt securities of the Company, (iv) in connection with any stock split, dividend or recapitalization,
(v) in connection with a joint venture or strategic relationship, (vi) to officers, employees, directors or consultants of the Company or its Affiliates pursuant to any stock option, stock purchase or other equity compensation plans in connection with such Person's employment or consulting arrangements with the Company or its subsidiaries or (vi) in connection with an IPO.

          (b) In the event the Company proposes to issue New Securities, it shall give each Stockholder written notice of its intention, describing the type of New Securities, the price and the general terms upon which the Company proposes to issue the same (the "New Securities Notice"). Each Stockholder shall have ten (10) days from the date of receipt of any such notice to agree to purchase such Stockholder's pro rata share of such New Securities for the price specified in the notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased.

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          (c) Promptly upon the expiration of the period of twenty (20) days following receipt of the New Securities Notice, the Company shall, in writing, inform each Stockholder which elects to purchase all of the New Securities available for purchase by such Stockholder pursuant to the preemptive rights described in Section 4(a) above of the failure of any other Stockholder to likewise purchase all of the New Securities available for purchase pursuant to such preemptive rights. During the period of ten (10) days commencing after the receipt of such information, each fully-exercising Stockholder shall have the right to elect to purchase up to its proportionate share of the shares of Common Stock not subscribed for by such non-subscribing holders based on the ratio which (i) the Shares (other than shares issued or issuable upon the exercise of Vested Options or Convertible Securities) owned by the fully-exercising Stockholder bears to (ii) the Shares (other than shares issued or issuable upon the exercise of Vested Options or Convertible Securities) owned by all fully-exercising Stockholders.

          (d) In the event any Stockholder fails to exercise its preemptive rights with respect to all or any part of the portion of the New Securities proposed to be sold by the Company within such twenty (20) day period, and no other Stockholder has elected to purchase such New Securities pursuant to the over-subscription option set forth in Section 4(c) above, the Company shall have one hundred eighty (180) days thereafter to issue and sell or enter into an agreement to issue and sell the New Securities with respect to which such Stockholder's rights were not exercised, at a price and on terms no more favorable than those set forth in the New Securities Notice. In the event the Company has not sold such New Securities within such period, the Company shall not thereafter issue or sell any New Securities without first re-offering such securities to the Stockholders in the manner provided above.

          Section 5. Permitted Transfers.

          Anything herein to the contrary notwithstanding, the provisions of the first sentence of Section 1 shall not apply to: (a) any Transfer of Shares by a Stockholder by gift to, or for the benefit of, any member or members of his or her immediate family (which shall include any spouse, lineal ancestor or descendant or sibling) or to a trust, partnership or limited liability company for the benefit of such members; provided that such Stockholder shall retain sole and exclusive control over the voting and disposition of said Shares until the termination of this Agreement; (b) any Transfer of Shares by an Executive Stockholder to the heirs, executors or legatees of such Stockholder by operation of law upon the death or incapacity of such Executive Stockholder; or (c) any Transfer of Shares by a Carlyle Stockholder to an Affiliate or any partner, member or stockholder of such Carlyle Stockholder (each of the Transfers referenced in clauses (a), (b) and (c) above being referred to herein as a "Permitted Transfer"); provided that, in each case, such Transfer is effected in compliance with all of the provisions of Section 1 hereof other than the restrictions contained in the first sentence of Section 1 hereof. The recipient of any Shares pursuant to the foregoing shall be referred to herein as a "Permitted Transferee" and shall be deemed a Carlyle Stockholder (if such Transfer is effected by a Carlyle Stockholder) or an Executive Stockholder (if such transfer is effected by an Executive Stockholder), as the case may be, for all purposes of this Agreement.

          Section 6. Right of First Negotiation.

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     Prior to the earlier of (i) the second anniversary of the date hereof and
(ii) the consummation of a public offering of Common Stock pursuant to a registration statement filed in accordance with the Securities Act (an "IPO"), no Carlyle Stockholder shall Transfer any Equity Securities to a Third Party Purchaser (other than as a Tagging Stockholder pursuant to the provisions of Section 3) except as set forth below:

     (a) Prior to any Transfer of Equity Securities by any Carlyle Stockholder to a Third Party Purchaser (such transferring Stockholder, an "Offering Holder"), in accordance with the terms of this Agreement, the Offering Holder shall deliver to Executive (the "ROFO Recipient") written notice (the "Offer Notice"), stating such Offering Holder's intention to effect such a Transfer, the number of Equity Securities subject to such Transfer (the "Offered Securities"), and the material terms and conditions of the proposed Transfer (other than price). The Offer Notice may require that the consummation of any sale of the Offered Securities to the ROFO Recipients occur on a date that is no less than 30 days, and no later than 60 days, after the date of the Offer Notice.

     (b) Upon receipt of the Offer Notice, the ROFO Recipient shall have 15 days to offer to purchase from the Offering Holder on the terms and conditions described in the Offer Notice, all, but not less than all, of the Offered Securities, by sending irrevocable written notice of such offer to the Offering Holder and the Company stating the ROFO Recipient's intention to purchase all of the Offered Securities and the price that the ROFO Recipient proposes to pay for the Offered Securities. For a period of ten (10) days after receipt by the Offering Holder of such notice, the Offering Holder and ROFO Recipient shall negotiate in good faith for a ten (10) day period (provided that such obligation to negotiate in good faith shall not obligate the Offering Holder to accept any price offered by the ROFO Recipient or obligate the ROFO Recipient to agree to pay any price proposed by the Offering Holder). Prior to the expiration of such 10 day period, the ROFO Recipient may make a final offer (the "ROFO Offer") to purchase all but not less than all of the Offered Securities on the terms and conditions set forth in the Offer Notice by providing the Offering Holder written notice (the "ROFO Offer Notice") of the ROFO Recipient's intention to purchase the Offered Securities setting forth the price that the ROFO Recipient intends to pay for the Offered Securities (the "ROFO Price"). Within 15 days of receipt of a ROFO Offer Notice, the Offering Holder shall indicate to the ROFO Recipient whether it has accepted the ROFO Offer by sending irrevocable written notice of such acceptance to the ROFO Recipient and the Company, and the ROFO Recipient shall then be obligated to purchase, and the Offering Holder shall then be obligated to sell, the Offered Securities on the terms and conditions set forth in the Offer Notice at the ROFO Price.

     (c) If the ROFO Recipient does not make a ROFO Offer to purchase all of the Offered Securities pursuant to this Section 6, or if the Offering Holder does not elect to sell all of the Offered Securities to the ROFO Recipient pursuant to this Section 6, then the Offering Holder shall be free for a period of six months from the date the ROFO Offer Notice from the ROFO Recipient was due to be received by the Offering Holder to enter into definitive agreements to Transfer the Offered Securities to a Third Party Purchaser for consideration

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having a value greater than the ROFO Price and to transfer the Offered
Securities pursuant to such definitive agreements.

     (d) If the ROFO Recipient does not make a ROFO Offer to purchase all of the Offered Securities pursuant to this Section 6, or if the Offering Holder does not elect to sell all of the Offered Securities to the ROFO Recipient pursuant to this Section 6, and the Offering Holder has not entered into a definitive agreement described in Section 6(d) within six months from the date the ROFO Offer Notice from the ROFO Recipient was due to be received by the Offering Holder, then the provisions of this Section 6 shall again apply, and such Offering Holder shall not Transfer or offer to Transfer such Equity Securities without again complying with this Section 6.

     (e) Upon exercise by the ROFO Recipient of its right of first negotiation and the acceptance by the Offering Holder of such offer under this Section 6, the ROFO Recipient and the Offering Holder shall be legally obligated to consummate the purchase contemplated thereby and shall use their commercially reasonable efforts to secure any governmental authorization required, to comply as soon as reasonably practicable with all applicable laws and to take all such other actions and to execute such additional documents as are reasonably necessary or appropriate in connection therewith and to consummate the purchase of the Offered Securities as promptly as practicable.

     (f) The restrictions set forth in this Section 6 are in addition to (and not in lieu of) the restrictions set forth in Section 1.

     (g) The rights of the Executive set forth in this Section 6 shall terminate at such time as the Executive is deceased or incapacitated due to mental or physical illness, as determined by the majority of the members of the Board.

          Section 7. Board of Directors.

          (a) Nomination. The Company and the Stockholders shall take such action as may be required under applicable law to cause the Board to initially consist of six (6) Directors. The Stockholders and the Company agree that (i) the Carlyle Stockholders shall collectively be entitled to nominate for election to the Board four (4) Directors (the "Carlyle Designees"); and (ii) the Chief Executive Stockholders shall collectively be entitled to nominate for election to the Board two (2) Directors (the "Executive Designees"), one of whom shall be Executive for so long as Executive is the Chief Executive Officer of the Company; provided, however, that (A) the number of Carlyle Designees shall be reduced to (x) three (3) Directors at such time as the Carlyle Stockholders hold less than 40% of the then-outstanding shares of Common Stock, (y) two (2) Directors at such time as the Carlyle Stockholders hold less than 30% of the then-outstanding shares of Common Stock and (z) one (1) Director at such time as the Carlyle Stockholders hold less than 15% of the then-outstanding shares of Common Stock and (B) the number of Executive Designees shall be reduced to one
(1) at such time as Executive holds less than 15% of the then-outstanding shares of Common Stock. So long as the Carlyle Stockholders shall be entitled to nominate directors for election to the Board pursuant to this Section 7(a), CP

                           Stockholder Agreement - 7

IV shall be entitled to designate at least one of the Carlyle Designees. At the option of the Carlyle Stockholders, the Carlyle Stockholders may, by written notice to the Company, designate the Carlyle Stockholder(s) that have the right to nominate the individual Carlyle Designees. For so long as Executive serves as a member of the Board, Executive shall be a member of any Executive Committee of the Board.

          (b) Voting Agreement. At each election of Directors held after the date hereof (or each written consent in lieu thereof), each Stockholder agrees to vote all Shares owned or held of record by such Stockholder to elect (or to execute such written consent consenting to the election of) the nominees designated pursuant to subsection (a) above. The voting agreements contained herein are coupled with an interest and may not be revoked or amended except as set forth in this Agreement.

          (c) Removal. If the Carlyle Stockholders provide written notice to each other Stockholder indicating that such holders desire to remove, with or without cause, a Director designated by the Carlyle Stockholders, then such Director shall be removed, with or without cause, and each Stockholder hereby agrees to vote all Shares owned or held of record by Stockholder to effect such removal. Notwithstanding the foregoing, no Director designated by the Carlyle Stockholders shall be removed, with or without cause, without the prior written consent of the Carlyle Stockholders. If Executive provides written notice to each other Stockholder indicating that Executive desires to remove, with or without cause, a Director designated by Executive, then such Director shall be removed, with or without cause, and each Stockholder hereby agrees to vote all Shares owned or held of record by such Shareholder to effect such removal. Notwithstanding the foregoing, no Director designated by Executive shall be removed, with or without cause, without the prior written consent of Executive.

          (d) Vacancies. In the event that a vacancy is created on the Board at any time by death, disability, retirement, resignation or removal (with or without cause) of a Director designated by the Carlyle Stockholders, each Stockholder hereby agrees to vote all Shares owned or held of record by it for the individual designated to fill such vacancy by the Carlyle Stockholders. In the event that a vacancy is created on the Board at any time by death, disability, retirement, resignation or removal (with or without cause) of a Director designated by Executive, each Stockholder hereby agrees to vote all Shares owned or held of record by it for the individual designated to fill such vacancy by Executive.

          (e) Governance Expenses. From and after the date hereof, the bylaws of the Company shall provide that any Director may call a meeting of the Board, and the Company shall reimburse Directors for reasonable travel, lodging and related expenses incurred in connection with meetings of the Board or otherwise in service as a Director.

          (f) Restrictions and Limitations. The Company shall not, and shall not permit any of its subsidiaries to, without the approval, by vote or written consent, of the majority of the members of the Board, which such majority shall, subject to the last paragraph of this Section 7(f), include an Executive
Designee:

                           Stockholder Agreement - 7

               (i) enter into any transaction between the Company, on the one hand, and any Stockholder or any Affiliate of such Stockholder, on the other (other than payment of fees and reimbursement of expenses as provided in the Carlyle Management Agreement and the employment agreement in effect on the date hereof between the Company and Executive (the "Executive Employment Agreement");

               (ii) amend, repeal or alter the certificate of incorporation or bylaws of the Company in any manner that adversely affects the rights of any Stockholder;

               (iii) increase or decrease the number of Directors comprising the Board;

               (iv) (x) acquire all or substantially all of the assets, capital stock or other equity interests of any Person or (y) except as part of a Company Sale (as described in Section 2(e)), sell or dispose of the assets of the Company or issue capital stock or other equity interests of any subsidiary of the Company (other than sale of assets in the ordinary course of business), in each case referred to in clause (x) and (y) for consideration having a fair market value (as reasonably determined by the Board) in excess of $50,000,000; or

               (v) prior to the Bring-Along Date, engage in a Company Sale.

          Notwithstanding the foregoing, (i) if Executive is not the Chief Executive Officer of the Company (other than by reason of termination of Executive's employment by the Company without "cause" (as such term is defined in the Executive Employment Agreement)), an Executive Designee's approval shall not be required with respect to the actions contemplated by clause (iv) of this
Section 7(f), (ii) if Executive is not the Chief Executive Officer of the Company by reason of termination of Executive's employment by the Company without "cause" (as such term is defined in the Executive Employment Agreement) and one (1) year has passed since such termination of Executive's employment, an Executive Designee's approval shall not be required with respect to the actions contemplated by clause (iv) of this Section 7(f) and (iii) if Executive is deceased or incapacitated due to mental or physical illness, as determined by the majority of the members of the Board, an Executive Designee's approval shall not be required with respect to the actions contemplated by clause (iii) of this
Section 7(f).

          (g) Chairman; Committees. So long as Executive is a member of the Board and the Chief Executive Officer of the Company, Executive shall serve as the Chairman of the Board. The chairman of any committee of the Board shall be designated by the Carlyle Stockholders.

          (h) Termination of Rights. The rights of the Carlyle Stockholders under this Section 7 shall terminate at such time as the number of shares of Common Stock held by the Carlyle Stockholders represents less than 10% of the shares of Common Stock then outstanding. The rights of Executive under this
Section 7 shall terminate at such time as the number of shares

                           Stockholder Agreement - 7
of Common Stock held by Executive represents less than 10% of the shares of Common Stock then outstanding.

          Section 8. Access.

          The Company shall, and shall cause its subsidiaries, officers, directors, employees, auditors and other agents to, until such time as such Stockholder shall cease to own any shares of Common Stock, (a) afford the officers, employees, auditors and other agents of such Stockholder, during normal business hours and upon reasonable notice, reasonable access at all reasonable times to its officers, employees, auditors, legal counsel, properties, offices, plants and other facilities and to all books and records and (b) afford such Stockholder the opportunity to discuss the Company's affairs, finances and accounts with the Company's officers from time to time as each such Stockholder may reasonably request.

          Section 9. Termination.

          This Agreement, and the respective rights and obligations of the Parties, shall terminate (i) upon the consummation of a Company Sale or (ii) upon execution of a written agreement of each Party to terminate this Agreement; provided that (i) the provisions of Sections 3, 4 and 7(f) shall terminate upon the consummation of an IPO and (ii) the provisions of Section 6 shall terminate upon the earlier of the second anniversary of the date hereof and the consummation of an IPO.

          Section 10. Certain Definitions.

          (a) As used in this Agreement, the following terms shall have the meanings set forth below.

          "Affiliate" means, with respect to any Person, any Person directly or indirectly controlling, controlled by or under common control with such Person

          "Carlyle Management Agreement" means that certain Management Agreement dated as of the date hereof by and among the Company and TC Group, L.L.C.

          "Carlyle Stockholders" means (i) the Initial Carlyle Stockholders,
(ii) any Affiliate of any Initial Carlyle Stockholder that is issued any Shares after the date hereof, and (iii) any subsequent transferee of the Shares held by the Persons listed in clause (i) or clause (ii) above.

          "Chief Executive Stockholders" means (i) Executive and (ii) any Permitted Transferee of Executive.

          "Company Sale" means the consummation of any transaction or series of transactions pursuant to which one or more Persons or group of Persons (other than any Initial Carlyle Stockholder or its Affiliates) acquires (i) capital stock of the Company possessing the

                           Stockholder Agreement - 7
voting power sufficient to elect a majority of the members of the Board or the board of directors of the successor to the Company (whether such transaction is effected by merger, consolidation, recapitalization, sale or transfer of the Company's capital stock or otherwise) or (ii) all or substantially all of the assets of the Company and its subsidiaries.

          "Convertible Securities" means any option, warrant or right, other than the Vested Options, convertible, exercisable or exchangeable for shares of Common Stock and any other securities that are convertible, exchangeable or exercisable into shares of Common Stock.

          "Executive Stockholders" means (i) Executive and the Other Executive Stockholders and (ii) any Permitted Transferee of the Persons listed in clause
(i) above.

          "Party" means any of the parties to this Agreement, as set forth in the preamble.

          "Person" means any individual, corporation, partnership, limited partnership, limited liability company, syndicate, trust, association or other entity.

          "Publicly Traded Stock" means capital stock of any Person of a class that is listed or admitted for trading or quotation on a National Securities Exchange, within the meaning of Section 6 of the Securities Exchange Act of 1934, as amended, or the NASDAQ National Market.

          "Stockholders" means the Carlyle Stockholders and the Executive Stockholders.

          "Transfer" means any sale, transfer, assignment, conveyance, pledge or other disposition.

          (b) The following terms have the meaning set forth in the Sections set forth below:

DEFINED TERM                   LOCATION OF DEFINITION
------------                   ----------------------
Agreement                             Preamble
Assumed Options                       Preamble
Board                                 Recitals
Bring-Along Date                      Section 3
Bring-Along Notice                    Section 2
Bring-Along Right                     Section 2
Carlyle Designees                     Section 7
Coinvestment                          Preamble
Common Stock                          Recitals
Company                               Preamble
Contribution Agreement                Recitals
CP IV                                 Preamble
Director                              Recitals

                           Stockholder Agreement - 7

Equity Securities                     Recitals
Executive                             Preamble
Executive Designees                   Section 7
Initial Carlyle Stockholders          Preamble
Initiating Stockholder                Section 3
IPO                                   Section 6
New Securities                        Section 1
New Securities Notice                 Section 4
Offer Notice                          Section 6
Offered Securities                    Section 6
Offering Holder                       Section 6
Other Executive Stockholder           Preamble
Permitted Transfer                    Section 5
Permitted Transferee                  Section 5
ROFO Offer                            Section 6
ROFO Offer Notice                     Section 6
ROFO Price                            Section 6
ROFO Recipient                        Section 6
Sale Notice                           Section 3
Securities Act                        Section 1
Selling Stockholder                   Section 2
Shares                                Recitals
Tag-Along Notice                      Section 3
Tag-Along Right                       Section 3
Tag-Along Stockholder                 Section 3
Tagging Stockholder                   Section 3
Third Party Purchaser                 Section 2
Third Party Terms                     Section 2
Transferring Stockholders             Section 2
Vested Options                        Recitals

          Section 11. Miscellaneous.

          (a) Legends. Each certificate representing the securities issued by the Company and held by a Stockholder shall bear the following legend:

          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT AND SAID LAWS OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS THEREOF."


                           Stockholder Agreement - 7

In addition to the foregoing, each certificate representing securities issued by the Company and held by a Stockholder shall bear the following legend:

          "THE SECURITIES REPRESENTED HEREBY ARE SUBJECT TO ADDITIONAL RESTRICTIONS ON TRANSFER AND CERTAIN OTHER AGREEMENTS SET FORTH IN A STOCKHOLDERS AGREEMENT BETWEEN THE ISSUER AND THE INITIAL HOLDER HEREOF DATED AS OF ____________, 2005. A COPY OF SUCH AGREEMENT SHALL BE FURNISHED WITHOUT CHARGE BY THE ISSUER TO THE HOLDER HEREOF UPON WRITTEN REQUEST."

          (b) Successors, Assigns and Transferees. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective legal representatives, heirs, legatees, successors, and assigns and any other transferee shall also apply to any securities acquired by a Stockholder after the date hereof; provided, however, that Executive may not assign any rights under Section 7 hereof.

          (c) Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware (without giving effect to the choice of law principles therein).

          (d) Specific Performance; Submission to Jurisdiction. The parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in Court of Chancery or other courts of the State of Delaware, this being in addition to any other remedy to which such party is entitled at law or in equity. In addition, each of the parties hereto (i) consents to submit itself to the personal jurisdiction of the Court of Chancery or other courts of the State of Delaware in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than the Court of Chancery or other courts of the State of Delaware and (iv) to the fullest extent permitted by Law, consents to service being made through the notice procedures set forth in Section 11(f). Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 11(f) shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

          (e) Interpretation. The headings of the Sections contained in this Agreement are solely for the purpose of reference, are not part of the agreement of the Parties and shall not affect the meaning or interpretation of this Agreement.

                           Stockholder Agreement - 7

          (f) Notices. All notices and other communications provided for or permitted hereunder shall be in writing and shall be deemed to have been duly given and received when delivered by overnight courier or hand delivery, when sent by telecopy, or five days after mailing if sent by registered or certified mail (return receipt requested) postage prepaid, to the Parties at the following addresses (or at such other address for any Party as shall be specified by like notices.

          (i) If to any Carlyle Stockholder, addressed to such Carlyle Stockholder, c/o The Carlyle Group, at:

                    101 South Tryon Street, 25th Floor
                    Charlotte, NC 28280
                    Attention: Claudius E. Watts IV
                    Facsimile: (704) 632-0299

                    With a copy to:

                    Latham & Watkins LLP
                    555 Eleventh Street, N.W.
                    Tenth Floor
                    Washington, D.C. 20004
                    Attention: Daniel T. Lennon
                    Facsimile: (202) 637-2201;

          (ii) If to any Executive Stockholder, to the address set forth on such Executive Stockholder's signature page hereto with a copy to:

                    Cadwalader, Wickersham & Taft LLP
                    One World Financial Center
                    New York, NY 10281
                    Attention: Louis Bevilacqua
                    Telecopy No.: (212) 504-6000

          (iii) If to the Company at:

                    80 Lamberton Road
                    Windsor, CT 06095
                    Attention: Stephen V.R. Whitman
                    Facsimile: (860) 298-4969

                    With a copy to:

                    Latham & Watkins LLP
                    555 Eleventh Street, N.W.
                    Tenth Floor


                           Stockholder Agreement - 7

                    Washington, D.C. 20004
                    Attention: Daniel T. Lennon
                    Facsimile: (202) 637-2201

          (g) Recapitalization, Exchange, Etc. Affecting the Company's Capital Stock. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to any and all shares of Common Stock and all of the shares of capital stock of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) that may be issued in respect of, in exchange for, or in substitution of such Common Stock and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, recapitalizations, and the like occurring after the date hereof.

          (h) Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

          (i) Attorney's Fees. In any action or proceeding brought to enforce any provision of this Agreement, the successful Party shall be entitled to recover reasonable attorney's fees in addition to any other available remedy.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstances, is held invalid, illegal, or unenforceable in any respect for any reason, the validity, legality, and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be in any way impaired thereby.

          (k) Amendment. Any provision of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only by the written consent of (i) as to the Company, only by the Company, (ii) as to the Carlyle Stockholders, by Carlyle Stockholders holding more than a majority in interest of the equity securities of the Company held by the Carlyle Stockholders and (iii) as to the Executive Stockholders, by Executive Stockholders holding more than a majority in interest of the shares of Common Stock issued or issuable to the Executive Stockholders. Any amendment or waiver effected in accordance with this Section 11(k) shall be binding upon the Company, the Carlyle Stockholders and their successors and assigns and the Executive Stockholders and their successors and assigns. This Agreement may be amended at any time by the Company to add an Other Executive Stockholder as a party hereto by the Company and such Other Executive Stockholder executing a supplemental signature page hereto in the form attached as Exhibit A

          (l) Tax Withholding. The Company shall be entitled to require payment in cash or deduction from other compensation payable to any Stockholder of any sums required by federal, state, or local tax law to be withheld with respect to the issuance, vesting, exercise, repurchase, or cancellation of any Share or any option to purchase Equity Securities.


                           Stockholder Agreement - 7

          (m) Entire Agreement. This Agreement and the Contribution Agreement (including any and all exhibits, schedules and other instruments contemplated thereby) constitute the entire agreement of the Parties with respect to the subject matter hereof.



                  [Remainder of Page Intentionally Left Blank.]


                           Stockholder Agreement - 7

          IN WITNESS WHEREOF, the Parties have executed this Agreement on the date first written above.

                                        SUNSHINE ACQUISITION CORPORATION,


                                        By: /s/ Claudius E. Watts, IV
                                            ------------------------------------
                                        Name: Claudius E. Watts, IV
                                        Title: President


                                        CARLYLE PARTNERS IV, L.P.,
                                        A DELAWARE LIMITED PARTNERSHIP

                                        BY:
                                            TC GROUP IV, L.P.,

                                            ITS GENERAL PARTNER

                                        BY:
                                            TC GROUP IV, L.L.C.,

                                            ITS GENERAL PARTNER

                                        BY:
                                            TC GROUP, L.L.C.,

                                            ITS MANAGING MEMBER

                                        BY:
                                            TCG HOLDINGS, L.L.C.,

                                            ITS MANAGING MEMBER


                                        BY: /s/ CLAUDIUS E. WATTS, IV
                                            ------------------------------------
                                        NAME: CLAUDIUS E. WATTS, IV
                                        TITLE: MANAGING DIRECTOR


                           Stockholder Agreement - 7

                                        CP IV COINVESTMENT, L.P.,
                                        A DELAWARE LIMITED PARTNERSHIP

                                        BY:
                                            TC GROUP IV, L.P.,

                                            ITS GENERAL PARTNER

                                        BY:
                                            TC GROUP III, L.L.C.,

                                            ITS GENERAL PARTNER

                                        BY:
                                            TC GROUP, L.L.C.,

                                            ITS MANAGING MEMBER

                                        BY:
                                            TCG HOLDINGS, L.L.C.,

                                            ITS MANAGING MEMBER


                                        BY: /s/ CLAUDIUS E. WATTS IV
                                            ------------------------------------
                                        NAME: CLAUDIUS E. WATTS, IV
                                        TITLE: MANAGING DIRECTOR


                           Stockholder Agreement - 7

                                        By: /s/ William C. Stone
                                            ------------------------------------
                                            William C. Stone
                                        Address: 12 Deer Ridge Rd.
                                                 Avon, CT 06001
                                        Facsimile: (860) 677-8837


                           Stockholder Agreement - 7

                                                                       EXHIBIT A

                                 SIGNATURE PAGE
                                       TO
                            STOCKHOLDERS AGREEMENT OF
                        SUNSHINE ACQUISITION CORPORATION

By execution of this signature page, _____________ hereby agrees to become a party to, and to be bound by the obligations of, and receive the benefits of, that certain Stockholders Agreement of Sunshine Acquisition Corporation, dated as of [ ], 2005, by and among Sunshine Acquisition Corporation, a Delaware corporation, Carlyle Partners IV, L.P., a Delaware limited partnership, CP IV Coinvestment, L.P., a Delaware limited partnership and William C. Stone, an individual, as amended from time to time thereafter.

                                        ----------------------------------------
                                        [Name]

                                        Notice Address:

                                        ----------------------------------------

                                        ----------------------------------------

Accepted:

Sunshine Acquisition Corporation


By:
    ---------------------------------
Name:
      -------------------------------
Title:
       ------------------------------


                           Stockholder Agreement - 7